UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2016 (June 6, 2016)

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American Capital, Ltd.

(Exact name of registrant as specified in its charter)
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DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

As previously announced, on May 23, 2016, American Capital, Ltd., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ares Capital Corporation, a Maryland corporation (“Ares”), Orion Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (the “Acquisition Sub”), Ivy Hill Asset Management, L.P., a Delaware limited partnership (“IHAM”), Ivy Hill Asset Management GP, LLC, a Delaware limited liability company, in its capacity as general partner of IHAM, American Capital Asset Management, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“ACAM”), and, solely with respect to certain provisions of the Merger Agreement, Ares Capital Management LLC, a Delaware limited liability company, pursuant to which, and subject to the terms and conditions specified in the Merger Agreement, ACAM will merge with and into IHAM, with IHAM surviving as a wholly owned subsidiary of Ares (the “Adviser Merger”), and subsequently, the Acquisition Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Ares (collectively, the “Mergers”).
In connection with the Mergers and as previously announced, Elliott Associates, L.P., a Delaware limited partnership (“Elliott”), Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International”), and Elliott International Capital Advisors Inc., a Delaware corporation (“EICA”, and collectively with Elliott and Elliott International, the “Elliott Parties”), and the Company entered into a Letter Agreement, dated as of May 23, 2016 (the “Letter Agreement”), pursuant to which the Company and the Elliott Parties agreed, among other things, to use their reasonable best efforts to enter into a subsequent agreement on the terms described in the Letter Agreement. The Company filed the Letter Agreement with the Company’s Current Report on Form 8-K, dated May 25, 2016. A description of the terms and conditions of the Letter Agreement is set forth under Item 1.01 of the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on May 25, 2016 and such description is incorporated into this Item 1.01 by reference.
Pursuant to the terms of the Letter Agreement, on June 6, 2016, the Company entered into an Agreement (the “Agreement”) with the Elliott Parties, which beneficially own approximately 5.8% of the outstanding common stock of the Company (the “Common Stock”) and have additional economic exposure to approximately 10% of the Common Stock. The Company and the Elliott Parties agreed that the Agreement will supersede and replace the Letter Agreement, in its entirety. The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.
Pursuant to the Agreement, in the event that the Merger Agreement is terminated in accordance with its terms for any reason (the “Termination Event”), the Board of Directors of the Company (the “Board”) will promptly (i) set the size of the Board at ten (10) directors; and (ii) appoint four (4) individuals to the Board to replace four (4) incumbent members of the Board, with one (1) such individual to be selected by the Elliott Parties (the “Stockholder Nominee”) and with the three (3) additional individuals to be mutually agreed by the Company and the Elliott Parties following the receipt of input from certain major stockholders of the Company (each, an “Additional Nominee”, and together with the Stockholder Nominee, the “Nominees”). Such Additional Nominees shall be subject to certain independence and non-affiliation requirements with respect to the Company and the Elliott Parties and shall have significant expertise in financial services and asset management and/or strategic transactions. In addition, during the period commencing on the date of the Termination Event and ending on the deadline for the submission of stockholder nominations for the Company’s 2018 annual meeting of stockholders (the “2018 Nomination Deadline”) pursuant to the Company’s Bylaws (the “Restricted Period”), the Board will not increase the Board size to more than ten (10) directors.
The Company also agreed that in the event that the Termination Event occurs prior to the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”) or any other meeting or vote of stockholders of the Company with respect to the election of directors occurring during the Restricted Period (including the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”)), the Board shall ensure that any Nominee (or, if applicable, any Replacement Nominee (as defined below)) stands for election at such meeting or vote of stockholders together with the Company’s other nominees.
The Company and the Elliott Parties further agreed that if the Termination Event occurs, the Board shall (i) establish, effective upon appointment of the Nominees to the Board, a Strategic Review Committee consisting of four (4) directors (which, during the Restricted Period, shall consist of two (2) Nominees and two (2) directors selected by the newly reconstituted Board from the then-existing directors) to conduct a strategic review of the Company’s business and make recommendations to the Board regarding business strategy; and (ii) ensure that each committee of the Board includes at least one (1) Nominee during the entirety of the Restricted Period. In addition, if the Termination Event occurs, then promptly following appointment of the Nominees, a new Chairman of the Board (other than the incumbent) shall be selected by the newly reconstituted Board from the then-existing directors.

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Under the terms of the Agreement, during the period from the date of execution of the Agreement until the 30th day prior to the 2018 Nomination Deadline (the “Standstill Period”), each of the Elliott Parties agreed not to, among other things, (i) solicit proxies or become a participant with any third party in any solicitation of proxies; (ii) form, join or participate in any group, other than with an Affiliates (as defined in Rule 12b-2 promulgated by the SEC) of any of the Elliott Parties; (iii) acquire or seek to acquire any securities of the Company, that would result in the Elliott Parties having aggregate beneficial ownership of more than 10% of the Common Stock or economic exposure to more than 20% of the Common Stock; (iv) make or be a proponent of any proposal for consideration by the Company’s stockholders at any annual or special meeting of the Company’s stockholders; (v) make any offer or proposal with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company; (vi) call or seek to call a special meeting of the Company’s stockholders; (vii) make any request for stockholder list materials or other books and records of the Company under Section 220 of the Delaware General Corporation Law or otherwise; (viii) seek, alone or in concert with others, representation on the Board; or (ix) seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company. In addition, among other standstill provisions, each of the Elliott Parties agreed not to (A) nominate or recommend for nomination any person for election at the 2017 Annual Meeting, (B) submit any proposal for consideration or bring any other business before the 2017 Annual Meeting or (C) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2017 Annual Meeting. The Elliott Parties further agreed to vote all shares of Common Stock beneficially owned by them in favor of the slate of directors nominated by the Board and in accordance with the voting obligations of Elliott and Elliott International as set forth in the Stockholder Voting and Support Agreement, dated as of May 23, 2016, between Elliott, Elliott International and Ares at the 2016 Annual Meeting or any other meeting or other vote of the Company’s stockholders with respect to election of directors occurring during the Standstill Period.
Pursuant to the Agreement, if the Stockholder Nominee (or any Replacement Nominee) is unable or unwilling to serve as director, resigns or is removed from the Board during the Restricted Period, and at such time the Elliott Parties have economic exposure comparable to an interest in at least 5% of the Common Stock (the “Minimum Ownership Threshold”), the Elliott Parties shall have ability to select a substitute person for appointment to the Board, provided that such person shall be reasonably acceptable to the Compensation, Corporate Governance and Nominating Committee of the Board (any such replacement nominee, a “Replacement Nominee”). If at any time the Elliott Parties hold less than the Minimum Ownership Threshold: (i) the Elliott Parties’ right to participate in the selection of a Replacement Nominee shall terminate, (ii) if the Stockholder Nominee is then employed by the Elliott Parties or their Affiliates and has already been appointed to the Board, such Stockholder Nominee must immediately resign from the Board and (iii) if at such time, the Termination Event has not yet occurred, the obligations of the Board to set the size of the Board at ten (10) directors and appoint the Nominees to the Board shall automatically terminate. In addition, in the event that any Additional Nominee is unable or unwilling to serve as a director, resigns as a director or is removed as a director during the Restricted Period and if at such time the Elliott Parties have aggregate economic exposure that meets the Minimum Ownership Threshold, then the Elliott Parties may privately suggest any replacement for such Additional Nominee, which suggestion shall be duly considered by the Board.
The Company further agreed to reimburse the Elliott Parties for their reasonable, documented out-of-pocket fees and expenses, provided that such reimbursement will not exceed $3.0 million, in the aggregate, $1.5 million of which has been paid as of the date of the Agreement (pursuant to the terms of the Letter Agreement) and $1.5 million of which will be paid upon the earlier of the Termination Event or the closing of the Mergers.
Each of the parties to the Agreement also agreed to mutual non-disparagement obligations during the Standstill Period. In addition, the parties agreed that the confidentiality agreement by and among the Company and the Elliott Parties, executed on April 20, 2016, will continue in full force and effect in accordance with its terms.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated as of June 6, 2016, by and among Elliott Associates, L.P., Elliott International, L.P., Elliott International Capital Advisors Inc. and American Capital, Ltd.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.
Dated: June 7, 2016	By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President, General Counsel and Secretary

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